Exhibit 99.1

InfoSpace Announces Strong Second Quarter 2008 Results

BELLEVUE, Wash. (August 5, 2008) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended June 30, 2008.

“We achieved higher-than-expected revenue and Adjusted EBITDA in the second quarter,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “Much of our success can be attributed to growth in our owned-and-operated properties, demonstrating the progress the team has made in executing the Company’s new initiatives. As we look toward the remainder of the year, we are optimistic about our ability to grow profitably.”

Revenues for the second quarter of 2008 were $38.3 million, reflecting a $6.6 million or 21% increase over the second quarter of 2007.

Income from continuing operations was $2.7 million in the second quarter of 2008, compared to a loss from continuing operations of $21.0 million in the second quarter of 2007. Adjusted EBITDA from continuing operations was $9.7 million in the second quarter of 2008, compared to Adjusted EBITDA from continuing operations of a negative $15.2 million in the second quarter of 2007.

Net income for the second quarter of 2008 was $1.9 million or $0.06 per diluted share versus a net loss of $28.1 million or $0.86 per share in the second quarter of 2007. Net income in the second quarter of 2008 includes an impairment charge of $4.4 million on the Company’s investments in auction rate securities.

Cash, cash equivalents, and marketable securities as of June 30, 2008 totaled $218.5 million, which includes an investment of $27.2 million in auction rate securities.

Second Quarter Highlights and Recent Developments

InfoSpace:

•	Entered into a partnership with Petfinder.com, the largest searchable site of pets in need of homes, to provide easy access for their users to Dogpile’s web search and downloadable products;

•	Released a new search widget featuring Dogpile’s mascot Arfie that provides an interactive desktop pal, a customized search bar, and access to SearchSpy;

•	Signed five new distribution partners and two contract extensions with existing customers; and

•	Reauthorized a repurchase of up to $100 million of the Company’s outstanding shares of common stock over the next twelve months.

Third Quarter and Full Year Outlook

For the third quarter of 2008, the Company expects revenue to be between $37 million and $39 million. Additionally, the Company expects Adjusted EBITDA from continuing operations to be between $4 million and $5 million and net income (loss) to be between net loss of $500 thousand and net income of $500 thousand, or negative $0.01 and positive $0.01 per share.

For the full year 2008, the Company expects revenue to be between $156 million and $160 million. Additionally, the Company expects Adjusted EBITDA from continuing operations to be between $26 million and $28 million and net income (loss) to be between net loss of $500 thousand and net income of $1 million, or negative $0.01 and positive $0.03 per share.

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through August 12, 2008 at 9:00 p.m. Pacific/ 12:00 a.m. Eastern.

Non-GAAP Financial Measures

InfoSpace’s Adjusted EBITDA from continuing operations is calculated by adjusting GAAP net income (loss) to exclude the effects of discontinued operations, income taxes, depreciation, stock-based compensation expense, gain (loss) on investments, net, and other income, net (typically including such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the preliminary condensed consolidated financial statements.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and gains that are not indicative of our core business operating results. InfoSpace believes that management and the investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA from continuing operations should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA from continuing operations to net income (loss) in accordance with GAAP accompanies the preliminary condensed consolidated financial statements in this release.

About InfoSpace, Inc.

InfoSpace, Inc., a leading developer of metasearch products, is focused on bringing the best of the Web to Internet users. InfoSpace’s proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results on InfoSpace sites including Dogpile (www.dogpile.com) and WebFetch (www.webfetch.com). For the second consecutive year, JD Power and Associates ranked Dogpile highest in customer satisfaction among search engines. InfoSpace’s metasearch technology is also available on more than 100 partner sites, including content, community and connectivity sites. More information can be found at www.infospaceinc.com.

###

Source: InfoSpace, Inc.

For more information, contact:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include, without limitation, statements regarding optimism for strong growth and profitability to continue and our financial performance for the third quarter and full year 2008. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses, the successful execution of the Company’s strategic initiatives and restructuring plans, and the condition of our cash investments. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed from time to time, in the section entitled “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Operations(1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Revenues	$38,328	$31,763	$80,510	$67,627
Operating expenses: (2)
Content and distribution	18,062	12,597	39,854	27,545
Systems and network operations	2,774	2,406	5,216	4,685
Product development	2,929	2,484	5,138	4,763
Sales and marketing	6,041	6,665	9,830	11,490
General and administrative	4,960	29,557	12,682	39,199
Depreciation	1,731	1,273	3,218	2,656
Restructuring and other, net(3)	(2,011)	(1,669)	(1,871)	(2,502)

Total operating expenses	34,486	53,313	74,067	87,836

Operating income (loss)	3,842	(21,550)	6,443	(20,209)
Gain (loss) on investments, net	(4,362)	65	(11,069)	65
Other income, net	2,654	4,360	4,897	9,685

Income (loss) from continuing operations before income taxes	2,134	(17,125)	271	(10,459)
Income tax benefit (expense)	577	(3,894)	395	(6,969)

Income (loss) from continuing operations	2,711	(21,019)	666	(17,428)

Discontinued operations:(1)
Loss from discontinued operations, net of taxes	(821)	(7,111)	(1,311)	(11,242)
Gain (loss) on sale of discontinued operations, net of taxes	43	—	(195)	—

Net income (loss)	$1,933	$(28,130)	$(840)	$(28,670)

Earnings (loss) per share - Basic
Income (loss) from continuing operations	$0.08	$(0.64)	$0.02	$(0.54)
Loss from discontinued operations	(0.02)	(0.22)	(0.04)	(0.35)
Gain (loss) on sale of discontinued operations	0.00	—	0.00	—

Net income (loss) per share - Basic	$0.06	$(0.86)	$(0.02)	$(0.89)

Weighted average shares outstanding used in computing basic income (loss) per share	34,334	32,626	34,316	32,047

Earnings (loss) per share - Diluted
Income (loss) from continuing operations	$0.08	$(0.64)	$0.02	$(0.54)
Loss from discontinued operations	(0.02)	(0.22)	(0.04)	(0.35)
Gain (loss) on sale of discontinued operations	0.00	—	0.00	—

Net income (loss) per share - Diluted	$0.06	$(0.86)	$(0.02)	$(0.89)

Weighted average shares outstanding used in computing diluted income (loss) per share	34,755	32,626	34,628	32,047

(1)

In 2007, the Company completed the sale of its directory business. The operating results of the directory business have been presented as discontinued operations for all periods presented. Amounts include stock-based compensation expense of $7,000 and $52,000 for the three and six months ended June 30, 2008, respectively. Amounts include stock-based compensation expense of $0.4 million and $0.9 million for the three and six months ended June 30, 2007, respectively. Income tax expense related to discontinued operations was $5,000 and $4,000 for the three and six months ended June 30, 2008, respectively and $1.3 million and $3.1 million for the three and six months ended June 30, 2007, respectively. A gain, net of taxes of $1,000, was recorded on the sale of the directory business in the three and six months ended June 30, 2008. Revenue, operating expenses and income taxes, income (loss) and the gain on sale of these discontinued operations are presented below (in thousands):

	Three months ended		Six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Directory
Revenue	$—	$7,979	$—	$17,154
Operating expenses and income taxes	12	5,660	(200)	12,351

Income (loss) from discontinued operations, net of taxes	$(12)	$2,319	$200	$4,803

Gain on sale of discontinued operations, net of taxes	$81	$—	$66	$—

In 2007, the Company completed the sale of its mobile services business. The operating results of the mobile services business have been presented as discontinued operations for all periods presented. Amounts include stock-based compensation expense of $77,000 and $89,000 for the three and six months ended June 30, 2008, respectively, and stock-based compensation expense of $3.4 million and $5.7 million for the three and six months ended June 30, 2007, respectively. Income taxes related to discontinued operations were a benefit of $0.1 million and an expense of $86,000 for the three and six months ended June 30, 2008, respectively, and a benefit of $5.4 million and $9.3 million for the three and six months ended June 30, 2007, respectively. A loss, net of a tax benefit of $10,000 and $0.2 million, on the sale of the mobile services business was recorded in the three and six months ended June 30, 2008. Revenue, operating expenses and income taxes, loss and the loss on sale of these discontinued operations are presented below (in thousands):

	Three months ended		Six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Mobile
Revenue	$53	$30,788	$80	$72,392
Operating expenses and income taxes	862	40,218	1,591	88,437

Loss from discontinued operations, net of taxes	$(809)	$(9,430)	$(1,511)	$(16,045)

Loss on sale of discontinued operations, net of taxes	$(38)	$—	$(261)	$—

(2) Stock-based compensation expense for the three and six months ended June 30, 2008 and 2007 is allocated among the following captions (in thousands):
	Three months ended		Six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Systems and network operations	$446	$264	$813	$465
Product development	1,047	616	1,640	1,185
Sales and marketing	1,038	1,390	1,891	2,702
General and administrative	1,643	2,809	2,857	5,134

Total stock-based compensation expense	$4,174	$5,079	$7,201	$9,486

(3)      Amounts for the three and six months ended June 30, 2008 consist of gains on the sale of certain non-core assets of $1.9 million, and amounts for the three and six months ended June 30, 2007 consist of gains on sale of assets related to the mobile media operations of $2.1 million and $3.3 million, respectively. Restructuring charges are comprised of the following (in thousands):

	Three months ended		Six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Employee separation	$(26)	$472	$54	$361
Stock-based compensation expense	—	86	60	(68)
Contractual commitments	(88)	61	(88)	473
Estimated future lease losses	—	(370)	—	(84)
Other	—	129	—	129

	$(114)	$378	$26	$811

InfoSpace, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$161,624	$498,326
Short-term investments, available-for-sale	29,690	39,019
Accounts receivable, net	16,155	17,081
Notes and other receivables	944	7,104
Prepaid expenses and other current assets	1,788	1,902
Assets of discontinued operations	25	4,730

Total current assets	210,226	568,162
Property and equipment, net	18,239	10,945
Long-term investments, available-for-sale	27,179	37,472
Goodwill and other intangible assets, net	44,123	44,123
Other long-term assets	9,283	10,722

Total assets	$309,050	$671,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,104	$5,148
Accrued expenses and other current liabilities	24,336	78,703
Special dividend payable	—	299,296
Liabilities of discontinued operations	3,114	21,753

Total current liabilities	34,554	404,900
Other long-term liabilities	1,481	634

Total liabilities	36,035	405,534
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,293,348	1,286,219
Accumulated deficit	(1,021,874)	(1,021,034)
Accumulated other comprehensive income	1,538	702

Total stockholders’ equity	273,015	265,890

Total liabilities and stockholders’ equity	$309,050	$671,424

Summary of cash, short-term and long-term investments:
Cash and cash equivalents	$161,624	$498,326
Short-term investments, available-for-sale	29,690	39,019
Long-term investments, available-for-sale	27,179	37,472

Cash, short-term and long-term investments	$218,493	$574,817

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Six months ended
	June 30, 2008	June 30, 2007
Operating activities:
Net loss	$(840)	$(28,670)
Adjustments to reconcile net loss to net cash used by operating activities:
Loss from discontinued operations	1,311	17,428
Loss on sale of discontinued operations	195	—
Loss on investments	11,069	—
Stock-based compensation	7,201	9,486
Depreciation	3,218	2,947
Restructuring	26	811
Deferred income taxes	(819)	800
Net gain on sale of non-core assets	(1,897)	(3,313)
Other	40	(36)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	847	(2,359)
Notes and other receivables	5,741	1,847
Prepaid expenses and other current assets	114	83
Other long-term assets	2,442	135
Accounts payable	(991)	(5,169)
Accrued expenses and other current and long-term liabilities	(55,030)	(9,971)

Net cash used by operating activities	(27,373)	(15,981)
Investing activities:
Purchases of property and equipment	(5,715)	(4,173)
Other long-term assets	(1,003)	—
Loan to equity investee	—	(2,000)
Proceeds from the sale of assets	2,316	2,223
Proceeds from sales and maturities of investments	27,300	225,480
Purchases of investments	(17,984)	(74,523)

Net cash provided by investing activities	4,914	147,007
Financing activities:
Special dividend paid	(299,146)	(208,203)
Proceeds from stock option and warrant exercises	15	12,756
Proceeds from issuance of stock through employee stock purchase plan	219	741
Repayment of capital lease obligations	(32)	—

Net cash used by financing activities	(298,944)	(194,706)
Discontinued operations:
Net cash provided (used) by operating activities attributable to discontinued operations	(15,299)	20,839
Net cash used by investing activities attributable to discontinued operations	—	(9,674)

Net cash provided (used) by discontinued operations	(15,299)	11,165

Net decrease in cash and cash equivalents	(336,702)	(52,515)
Cash and cash equivalents:
Beginning of period	498,326	162,387

End of period	$161,624	$109,872

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA from Continuing Operations Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net income (loss) (2)	$1,933	$(28,130)	$(840)	$(28,670)
Discontinued operations	778	7,111	1,506	11,242
Depreciation	1,731	1,273	3,218	2,656
Stock-based compensation	4,174	5,079	7,201	9,486
Loss (gain) on investments, net	4,362	(65)	11,069	(65)
Other income, net (3)	(2,654)	(4,360)	(4,897)	(9,685)
Income tax expense (benefit)	(577)	3,894	(395)	6,969

Adjusted EBITDA from continuing operations	$9,747	$(15,198)	$16,862	$(8,067)

Preliminary Adjusted EBITDA from Continuing Operations Reconciliation for Forward-Looking Guidance (Amounts in thousands)
	Ranges for the three months ending September 30, 2008		Ranges for the year ending December 31, 2008
Net income (loss)	$(500)	$500	$(500)	$1,000
Discontinued operations	—	—	1,500	1,500
Depreciation	2,000	2,000	7,400	7,500
Stock-based compensation	3,900	3,900	14,700	14,900
Loss on investments, net	—	—	11,600	11,600
Other income, net (3)	(1,420)	(1,600)	(8,400)	(8,600)
Income tax expense (benefit)	20	200	(300)	100

Adjusted EBITDA from continuing operations	$4,000	$5,000	$26,000	$28,000

(1)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) from continuing operations is a non-GAAP financial measure and is reconciled to net income (loss), which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA from continuing operations results are calculated by adjusting GAAP net income (loss) to exclude the effects of discontinued operations, income taxes, depreciation, stock-based compensation expense, gain (loss) on investments, net, and other income, net (including such items as interest income, litigation settlements and contingencies, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. This calculation excludes the directory and mobile businesses, because they have been classified as discontinued operations in all periods presented. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. The Company’s management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) in accordance with GAAP.

(2)	As presented in the preliminary unaudited Condensed Consolidated Statements of Operations.

(3)	Other income, net, typically consists of interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.